Exhibit 10.1

PROMISSORY NOTE

THIS AGREEMENT is entered into this 7th day of May 2023 (the "Effective Date"), by and among Everest Consolidator Sponsor, LLC, a limited liability company (hereinafter referred to as the "Transferor"), and Everest Consolidator Acquisition Corporation, a corporation (hereinafter referred to as the "Transferee").

RECITALS:

WHEREAS, the Transferor desires to provide a working capital loan to the Transferee, with the loaned amount to be repaid upon the successful completion of a business combination by the Transferee; and

WHEREAS, the Transferee agrees to repay the loan at a 6% rate of the total amount drawn, not to exceed $1,500,000;

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             LOAN AMOUNT: The Transferor hereby transfers to the Transferee a working capital loan (the "Loan") in an amount of up to $1,500,000 (the "Loan Amount").

2.             REPAYMENT: The Transferee agrees to repay the Loan in full, together with accrued interest at the rate of 6% on the total amount drawn from the Loan (the "Interest"), at the time the Transferee completes its business combination. The total repayment amount shall not exceed $1,500,000 plus the applicable Interest.

For example, if $1,000,000 is drawn from the Loan, the total amount to be repaid at the time of a business combination would be $1,060,000, irrespective of the duration of the Loan, provided that it is repaid by the earlier of December 31, 2023, or a business combination.

4.             GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware.

5.            ENTIRE AGREEMENT: This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

(signature page follows)

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

TRANSFEROR:

EVEREST CONSOLIDATOR SPONSOR, LLC

By:	/s/ Adam Dooley
Name:	Adam Dooley
Title:	Managing Member

TRANSFEREE:

EVEREST CONSOLIDATOR ACQUISITION CORPORATION

By:	/s/ Adam Dooley
Name:	Adam Dooley
Title:	Chief Executive Officer

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